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          CERTIFICATION UNDER SECTION 906 OF SARBANES-OXLEY ACT OF 2002


Name of Issuer: GIAC Funds, Inc.

(Baillie Gifford International Growth Fund)
(Baillie Gifford Emerging Markets Fund)
(The Guardian Small Cap Stock Fund)

In connection with the Report on Form N-CSR for the above named issuer, the undersigned hereby certifies, to the best of his knowledge, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.


Date: August 27, 2004
                                        /s/ Thomas G. Sorell
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                                        Thomas G. Sorell
                                        President of
                                        GIAC Funds, Inc.


Date: August 27, 2004
                                        /s/ Frank L. Pepe
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                                        Frank L. Pepe
                                        Vice President and Treasurer of
                                        GIAC Funds, Inc.